UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2005

Cholestech Corporation

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)

(510) 732-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On June 8, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Cholestech Corporation (“Cholestech”) approved the payment of cash bonuses to Cholestech’s executive officers based on the achievement of performance goals set forth in Cholestech’s Management Incentive Bonus Plan for fiscal year 2005, which was previously approved by the Committee. The bonus amounts to be paid to the individual executive officers were determined based on two financial performance objectives for Cholestech (earnings per share and sales revenue) and specific individual based performance targets. The specific bonus amounts to be paid to Cholestech’s executive officers for fiscal year 2005 are as follows: Warren E. Pinckert II ($190,466), John F. Glenn ($45,014), Kenneth F. Miller ($84,844), Terry L. Wassmann ($68,851), Donald P. Wood ($88,374) and Thomas E. Worthy ($20,819).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
By:	/s/ John F. Glenn
John F. Glenn
Vice President of Finance and Chief Financial Officer

Date: June 10, 2005